Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release

Investor Relations Contact Office 208 384 6073

For Immediate Release: March 1, 2012
Boise Cascade Holdings Reports Fourth Quarter 2011 Financial Results
BOISE, Idaho - Boise Cascade Holdings, L.L.C. (BC Holdings or Company) announced a $13.8 million net loss for the quarter ended December 31, 2011, and a $46.4 million full year 2011 net loss. The Company's wholly owned operating subsidiary, Boise Cascade, L.L.C. (Boise Cascade), reported fourth quarter 2011 earnings before interest, taxes, depreciation, and amortization (EBITDA) of $0.5 million, compared with negative EBITDA of $2.6 million in fourth quarter 2010. Boise Cascade reported full year 2011 sales of $2.2 billion and EBITDA of $9.5 million, which included $3.3 million in costs related to the closure of a production facility and noncash asset writedowns. This compared with 2010 sales of $2.2 billion and EBITDA of $22.1 million, which included a $4.6 million gain from a litigation settlement.
Boise Cascade ended 2011 with $182.5 million of cash and $141.8 million of undrawn committed bank line availability, for total available liquidity of $324.3 million. At December 31, 2011, Boise Cascade reported outstanding debt of $219.6 million.
Boise Cascade's 2011 revenues and earnings continued to be negatively impacted by reduced demand for our products. New residential construction remained weak in 2011 with single-family housing starts down 9% from last year. Total 2011 housing starts of 609,000 were slightly higher than the 587,000 starts experienced in 2010; however, the mix in 2011 included a higher proportion of multi-family units which use less of the products we produce and sell. Starts in 2011 were approximately 58% lower than the 10-year historical trend of about 1.4 million per year.
“We made good progress on a number of fronts in 2011, but we are clearly disappointed in the lack of growth in residential construction activity and the adverse impact it is having on

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performance. The mix of housing starts was not conducive to demand growth and there wasn't really any catalyst for price movement during the year. We succeeded in winning incremental business with several key customers during the year, which we expect to help our sales volumes in 2012,” commented Tom Carlile, CEO. “Last year, we reinvested in our existing manufacturing and distribution operations to lower costs and expand capacity; purchased a laminated beam plant in Idaho; and negotiated the purchase of a sawmill in Washington, which was completed in February 2012. Thanks to the good work of our employees and support of our owners, we have continued to improve the Company's competitive position despite the poor housing environment.”
Building Materials Distribution (BMD) segment sales were $429.4 million in the fourth quarter, up 7% from the same quarter a year ago. Volumes for the segment were up approximately 4%, with prices up about 3%. BMD reported $1.3 million of EBITDA in fourth quarter. This was down from the $2.4 million reported in fourth quarter 2010. Gross margins declined approximately 10 basis points in the quarter compared to the same quarter a year ago and total expenses were higher as a percent of sales, resulting in a lower operating margin. For the full year 2011, BMD reported positive EBITDA of $10.4 million on $1.8 billion of sales, which included $1.2 million of noncash asset writedowns. This compares to 2010 sales of $1.8 billion and EBITDA of $19.1 million, which includes $4.1 million of income from a litigation settlement related to vendor product pricing.
Wood Products segment sales in the fourth quarter were $180.3 million, up 15% from the same quarter a year ago. The sales increase was attributable primarily to 6% higher plywood sales volumes and 9% higher plywood prices; 25% higher laminated veneer lumber (LVL) sales volumes offset in part by 9% lower LVL net price realizations; 14% higher I-joist sales volumes offset in part by 4% lower I-joist net price realizations, and higher byproduct sales. The segment reported positive $2.2 million of EBITDA for the quarter compared to the negative $1.8 million of EBITDA reported in fourth quarter 2010. The main factors contributing to the improved financial performance were improved plywood pricing and higher sales volumes for engineered wood products (EWP), offset in part by lower EWP net price realizations and higher raw material costs. For the full year 2011, Wood Products reported sales of $712.5 million, and positive EBITDA of $13.3 million, which included $2.2 million of expense related to the closure of a production facility and noncash asset writedowns. This compares to 2010 sales of $687.4 million and EBITDA of $19.0 million, which includes $0.5 million of income from a litigation settlement related to vendor product pricing.

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Outlook
Absent a decline in unemployment and a reduction in the housing supply overhang, we expect to continue to experience below historical demand for the products we distribute and manufacture. Industry commodity wood product prices could be volatile in response to operating rates and inventory levels in various distribution channels. We expect to manage our production levels to our sales demand, which will likely cause us to operate our facilities below their capacity.
About Boise Cascade
BC Holdings is a privately held company headquartered in Boise, Idaho. Our wholly owned subsidiary, Boise Cascade, L.L.C., is a leading U.S. wholesale distributor of building products and one of the largest producers of engineered wood products and plywood in North America. For more information, please visit our website at www.bc.com.
Webcast and Conference Call
BC Holdings will host a webcast and conference call on Thursday, March 1, at 11 a.m. Eastern, at which time we will review the company's recent performance. You can join the webcast through our website by going to www.bc.com and clicking on the link to the webcast under the News & Events heading. Please go to the website at least 15 minutes before the start of the webcast to register. To join the conference call, dial 800-299-7928 (international callers should dial 617-614-3926), participant passcode 93638970, at least 10 minutes before the start of the call.
The archived webcast will be available in the News & Events section of our website. A replay of the conference call will be available from Thursday March 1, at 2 p.m. Eastern through Thursday, March 8, at 11 p.m. Eastern. Playback numbers are 888-286-8010 for U.S. calls and 617-801-6888 for international calls, and the passcode will be 39741054.
Basis of Presentation
We present our consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP). Our earnings release also supplements the GAAP presentations by reflecting EBITDA, a non-GAAP financial measure. EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization. EBITDA is the primary measure used by our chief operating decision maker to evaluate segment operating performance and to decide how to allocate resources to segments. We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by

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investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for the limitations of EBITDA by relying on our GAAP results. Our measure of EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.
Forward-Looking Statements
This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995. These statements speak only as of the date of this press release. While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)
(in thousands)

	Three Months Ended
	December 31		September 30, 2011
	2011	2010
Sales
Trade	$542,288	$502,985	$623,199
Related parties	5,154	5,368	4,787
	547,442	508,353	627,986
Costs and expenses
Materials, labor, and other operating expenses	476,772	449,098	538,794
Materials, labor, and other operating expenses from related parties	8,918	6,292	12,346
Depreciation and amortization	9,522	8,955	9,352
Selling and distribution expenses	51,666	47,472	55,346
General and administrative expenses	8,786	8,389	10,299
Other (income) expense, net (a)	854	(39)	(298)
	556,518	520,167	625,839

Income (loss) from operations	(9,076)	(11,814)	2,147

Foreign exchange gain (loss)	99	239	(936)
Gain on repurchase of long-term debt	—	28	—
Interest expense	(4,813)	(4,743)	(5,001)
Interest income	93	148	91
	(4,621)	(4,328)	(5,846)

Loss before income taxes	(13,697)	(16,142)	(3,699)
Income tax provision	(94)	(70)	(12)
Net loss	$(13,791)	$(16,212)	$(3,711)

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Segment Information
(in thousands)

	Three Months Ended
	December 31		September 30, 2011
	2011	2010
Segment sales
Building Materials Distribution	$429,424	$402,692	$501,458
Wood Products	180,250	156,569	194,843
Intersegment eliminations and other	(62,232)	(50,908)	(68,315)
	$547,442	$508,353	$627,986

Segment income (loss)
Building Materials Distribution (a)	$(830)	$455	$6,040
Wood Products (a)	(5,073)	(8,766)	(71)
Corporate and Other	(3,074)	(3,264)	(4,758)
	(8,977)	(11,575)	1,211

Gain on repurchase of long-term debt	—	28	—
Interest expense	(4,813)	(4,743)	(5,001)
Interest income	93	148	91
Loss before income taxes	$(13,697)	$(16,142)	$(3,699)

EBITDA (e)
Building Materials Distribution (a)	$1,344	$2,421	$8,164
Wood Products (a)	2,216	(1,845)	7,101
Corporate and Other	(3,015)	(3,196)	(4,702)
Gain on repurchase of long-term debt	—	28	—
	$545	$(2,592)	$10,563

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)
(in thousands)

	Year Ended December 31
	2011	2010
Sales
Trade	$2,229,325	$2,215,332
Related parties	18,763	25,259
	2,248,088	2,240,591
Costs and expenses
Materials, labor, and other operating expenses	1,952,619	1,947,362
Materials, labor, and other operating expenses from related parties	40,058	33,613
Depreciation and amortization	37,022	34,899
Selling and distribution expenses	204,998	202,464
General and administrative expenses	37,243	38,464
General and administrative expenses from related party	—	1,576
Other (income) expense, net (b)	3,195	(4,624)
	2,275,135	2,253,754

Loss from operations	(27,047)	(13,163)

Equity in net income of affiliate (c)	—	1,889
Gain on sale of shares of equity affiliate (c)	—	25,308
Foreign exchange gain (loss)	(497)	352
Gain on repurchase of long-term debt	—	28
Interest expense	(18,987)	(21,005)
Interest income	407	790
	(19,077)	7,362

Loss before income taxes	(46,124)	(5,801)
Income tax provision	(240)	(300)
Net loss	$(46,364)	$(6,101)

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Segment Information
(in thousands)

	Year Ended December 31
	2011	2010
Segment sales
Building Materials Distribution	$1,779,369	$1,777,969
Wood Products	712,461	687,439
Intersegment eliminations and other	(243,742)	(224,817)
	$2,248,088	$2,240,591

Segment income (loss)
Building Materials Distribution (b)	$1,988	$11,632
Wood Products (b)	(15,071)	(8,099)
Corporate and Other	(14,461)	(16,344)
	(27,544)	(12,811)

Equity in net income of affiliate (c)	—	1,889
Gain on sale of shares of equity affiliate (c)	—	25,308
Gain on repurchase of long-term debt	—	28
Interest expense	(18,987)	(21,005)
Interest income	407	790
Loss before income taxes	$(46,124)	$(5,801)

EBITDA (e)
Building Materials Distribution (b)	$10,384	$19,089
Wood Products (b)	13,316	18,997
Corporate and Other	(14,222)	(15,998)
Equity in net income of affiliate (c)	—	1,889
Gain on sale of shares of equity affiliate (c)	—	25,308
Gain on repurchase of long-term debt	—	28
	$9,478	$49,313

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Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets
(in thousands)

	December 31
	2011	2010
ASSETS

Current
Cash and cash equivalents	$182,459	$264,606
Receivables
Trade, less allowances of $2,142 and $2,492	118,901	102,906
Related parties	1,236	297
Other	3,796	4,571
Inventories	283,978	261,202
Prepaid expenses and other	4,864	3,808
	595,234	637,390
Property
Property and equipment, net	266,456	273,569
Timber deposits	8,327	10,588
	274,783	284,157

Deferred financing costs	4,962	3,626
Goodwill	12,170	12,170
Intangible assets, net	8,900	8,906
Other assets	6,786	5,989
Total assets	$902,835	$952,238

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Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)
(in thousands)

	December 31
	2011	2010
LIABILITIES AND CAPITAL

Current
Accounts payable
Trade	$116,758	$112,414
Related parties	1,142	394
Accrued liabilities
Compensation and benefits	32,267	39,827
Interest payable	3,326	3,291
Other	24,486	22,530
	177,979	178,456
Debt
Long-term debt	219,560	219,560

Other
Compensation and benefits (d)	200,248	121,709
Other long-term liabilities	13,676	14,116
	213,924	135,825
Redeemable equity units
Series B equity units – 2,522 units and 2,736 units outstanding	2,522	2,736
Series C equity units – 13,715 units and 14,425 units outstanding	6,227	6,563
	8,749	9,299
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000 units authorized and outstanding	104,008	96,162
Series B equity units – no par value; 550,000 units authorized; 532,802 units and 532,588 units outstanding, respectively (d)	178,615	312,936
Series C equity units – no par value; 44,000 units authorized; 12,690 units and 11,980 units outstanding, respectively	—	—
Total capital	282,623	409,098
Total liabilities and capital	$902,835	$952,238

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31
	2011	2010
Cash provided by (used for) operations
Net loss	$(46,364)	$(6,101)
Items in net loss not using (providing) cash
Equity in net income of affiliate	—	(1,889)
Gain on sale of shares of equity affiliate	—	(25,308)
Depreciation and amortization of deferred financing costs and other	39,232	37,674
Pension expense	11,368	7,449
Management equity units expense	—	1,625
Other	2,220	(371)
Decrease (increase) in working capital, net of acquisitions
Receivables	(15,675)	(6,338)
Inventories	(20,899)	(28,428)
Prepaid expenses and other	(72)	(300)
Accounts payable and accrued liabilities	1,878	32,419
Pension contributions	(13,621)	(3,873)
Other	(1,049)	3,727
Net cash provided by (used for) operations	(42,982)	10,286

Cash provided by (used for) investment
Expenditures for property and equipment	(33,537)	(35,751)
Acquisitions of businesses and facilities	(5,782)	—
Proceeds from sales of assets	3,126	1,254
Proceeds from sale of shares of equity affiliate, net	—	86,123
Other	(424)	(956)
Net cash provided by (used for) investment	(36,617)	50,670

Cash provided by (used for) financing
Credit facility financing costs	(2,548)	—
Issuances of long-term debt	—	45,000
Payments of long-term debt	—	(128,451)
Net cash used for financing	(2,548)	(83,451)

Net decrease in cash and cash equivalents	(82,147)	(22,495)

Balance at beginning of the period	264,606	287,101

Balance at end of the period	$182,459	$264,606

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Summary Notes to Consolidated Financial Statements and Segment Information
The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2011 Form 10-K. Net loss for all periods presented involved estimates and accruals.

(a)
During the three months ended December 31, 2011, we recorded noncash asset write-downs in "Other (income) expense, net," of $0.4 million in our Building Materials Distribution segment and $0.5 million in our Wood Products segment.

(b)
In June 2011, we permanently closed a manufacturing plant in our Wood Products segment. During the year ended December 31, 2011, we recorded the related expense of $1.3 million in "Other (income) expense, net." Also, during the year ended December 31, 2011, we recorded noncash asset write-downs in "Other (income) expense, net," of $1.2 million in our Building Materials Distribution segment and $0.9 million in our Wood Products segment.

During the year ended December 31, 2010, we recorded $4.6 million of income in "Other (income) expense, net," for cash received from a litigation settlement related to vendor product pricing. We recorded $4.1 million of income in our Building Materials Distribution segment and $0.5 million in our Wood Products segment.

(c)
In March 2010, we sold our remaining investment in Boise Inc. and discontinued the equity method of accounting. We sold 18.3 million Boise Inc. shares and recorded a gain of $25.3 million in “Gain on sale of shares of equity affiliate” for the year ended December 31, 2010. The 2010 related-party activity with Boise Inc. includes only those sales and costs and expenses transacted prior to March 2010, when BC Holdings and Boise Inc. were related parties.

(d)
The underfunded status of our defined benefit pension plans was $187.9 million and $109.5 million at December 31, 2011 and 2010, respectively. The increase in the underfunded status is primarily the result of a decline in the discount rate used to measure our benefit obligation. We recognize the change in funded status in the year the changes occur through other comprehensive income (loss). We contributed $13.6 million to our pension plans in 2011 and expect to contribute approximately $20 million to our pension plans during 2012.

(e)
EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization. The following table reconciles net loss to EBITDA for the three months ended December 31, 2011 and December 31, 2010, and September 30, 2011:

	Three Months Ended
	December 31		September 30, 2011
	2011	2010
	(in thousands)
Net loss	$(13,791)	$(16,212)	$(3,711)
Interest expense	4,813	4,743	5,001
Interest income	(93)	(148)	(91)
Income tax provision	94	70	12
Depreciation and amortization	9,522	8,955	9,352
EBITDA	$545	$(2,592)	$10,563

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The following table reconciles BC Holdings net loss to BC Holdings EBITDA and Boise Cascade, L.L.C. EBITDA for the years ended December 31, 2011 and 2010:

	Year Ended December 31
	2011	2010
	(in thousands)
BC Holdings net loss	$(46,364)	$(6,101)
Interest expense	18,987	21,005
Interest income	(407)	(790)
Income tax provision	240	300
Depreciation and amortization	37,022	34,899
BC Holdings EBITDA	9,478	49,313
Equity in net income of affiliate	—	(1,889)
Gain on sale of shares of equity affiliate	—	(25,308)
Boise Cascade, L.L.C. EBITDA	$9,478	$22,116